                               EXHIBIT "A"

                      CERTIFICATE OF DESIGNATION OF
             5% CONVERTIBLE PREFERRED STOCK, SERIES 1998-A1
                   OF UNIVIEW TECHNOLOGIES CORPORATION

                     Pursuant to Article 2.13 of the
                     Texas Business Corporation Act

     Section 1. Designation, Amount, Par Value, Stated Value and Rank. The series of preferred stock shall be designated as Convertible Preferred Stock, Series 1998-A1 (the "Series 1998-A1 Preferred Stock"), and the number of shares so designated shall be 80 (which shall not be subject to increase without the consent of the holders of the Series 1998-A1 Preferred Stock ("Holder")). Each share of Series 1998-A1 Preferred Stock shall have a par value of $1.00 per share and a stated value of $25,000 per share (the "Stated Value").

     The Series 1998-A1 Preferred Stock shall rank senior to the Junior Securities (as defined below) and pari passu with all other series of preferred stock of the Company issued and outstanding as to dividends, distributions and upon liquidation, dissolution or winding up.

     Section   2.      Dividends.   (a)      Holders  of  Series  1998-A1
Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable quarterly, commencing on September 30, 1998, in cash or shares of Common Stock (as defined in Section 7) at (subject to the terms and conditions set forth herein) the option of the Company. Dividends on the Series 1998-A1 Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 7), and shall be deemed to accrue from such date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Accrued and unpaid dividends of the Series 1998-A1 Preferred Stock shall be paid on the date on which such Series 1998-A1
Preferred  Stock  is converted. The party that holds the  Series  1998-A1
Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series 1998-A1 Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Series 1998-A1 Preferred Stock, such payment shall be distributed ratably among the Holders of the Series 1998-A1
Preferred Stock based upon the number of shares held by each Holder. Payment of dividends on the Series 1998-A1 Preferred Stock is further subject to the provisions of Section 5(c)(i). The Company shall provide the Holders quarterly notice of its intention to pay dividends in cash or shares of Common Stock. Such notice shall be delivered to all Holders not less than 5 Trading Days prior to March 31, June 30, September 30 and December 31 of each year for so long as shares of Series 1998-A1 Preferred Stock are outstanding. If dividends are paid in shares of Common Stock, the number of shares of Common Stock payable as such dividend to each Holder shall be equal to the cash amount of such dividend payable to such Holder on such dividend payment date divided by the average closing bid price of the Common Stock on the NASDAQ or such other registered national exchange on which the Company's Common Stock primarily trades for the five Trading Days prior to such dividend payment date.

     (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver cash in respect thereof) on the Series 1998-A1 Preferred Stock if:

          (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay such dividends in shares of Common Stock;

          (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling shareholder thereunder and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by the general counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holder;

          (iii) the shares of Common Stock to be issued in respect of such dividends are not listed on the NASDAQ or any other registered national exchange on which the Common Stock is then listed for trading, if such listing is required by such exchange;

          (iv) the issuance of such shares would result in the recipient thereof beneficially owning, in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as such provisions may be amended or superseded, or any successor statute or rule promulgated by the Commission, more than 4.999% of the issued and outstanding shares of Common Stock; or

          (v) the Company has failed to timely satisfy its obligations pursuant to any Conversion Notice (as defined in Section 5(a)(ii)).

     (c) So long as any Series 1998-A1 Preferred Stock shall remain outstanding, except pursuant to existing agreements of the Company, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

     Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series 1998-A1 Preferred Stock shall have no voting rights. However, so long as any shares of Series 1998-A1 Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the holders of all of the shares of the Series 1998-A1 Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series 1998-A1 Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) or otherwise senior to the Series 1998-A1 Preferred Stock, except for any series of Series 1998-A1 Preferred Stock issued and sold in accordance with the Purchase Agreement, (d) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders,
(e) increase the authorized number of shares of Series 1998-A1 Preferred Stock, and (f) enter into any agreement with respect to the foregoing.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series 1998-A1 Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series 1998-A1 Preferred Stock shall be distributed among the holders of Series 1998-A1 Preferred Stock and the holders of all securities ranking pari passu to the Series 1998-A1 Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series 1998-A1 Preferred Stock.

     Section 5. Conversion. (a) (i) Each share of Series 1998-A1 Preferred Stock (in minimum amounts of $50,000 or such lesser amounts as the holders of a majority in interest of Series 1998-A1 Preferred Stock then outstanding shall agree) shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 5(a)(iii) and Section 5(a)(v) at the Conversion Ratio (as defined in Section 7) at the option of the Holder in whole or in part at any time after the Original Issue Date except that, for the first three months immediately following the Original Issue Date, the Holder of the Series 1998-A1 Preferred Stock shall not convert the Series 1998-A1 Preferred Stock at the Variable Conversion Price (as defined below). After such three-month period the right to convert Series 1998-A1 Preferred Stock at the Variable Conversion Price shall vest at the cumulative rate of 25% per month until all shares of Series 1998-A1 Preferred Stock are convertible at the Variable Conversion Price. The Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Series 1998-A1 Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Series 1998-A1
     Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Holder Conversion Notice by facsimile

     (the "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(b) and 5(a)(iii) hereof, each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Series 1998-A1 Preferred Stock represented by the certificate or certificates tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted, or the Company shall carry the balance of such remaining shares of Holder's Series 1998-A1 Preferred Stock on the Company's preferred stock ledger without issuing a new certificate, at Holder's option. In the absence of receipt by the Company of Holder's election not to receive new certificates, the Company shall deliver such certificate(s) as provided herein. If the Company receives a Holder Conversion Notice setting forth a Conversion Price (as defined below) less than the Initial Conversion Price (as defined below), then the Company may, for six months following the Original Issue Date, redeem all or a portion of the shares of Series 1998-A1 Preferred Stock to which such Holder Conversion Notice applies for an amount, to be paid in cash, equal to the Stated Value of such shares, plus any accrued but unpaid dividends, on such shares multiplied by 115%.

          (ii) On the third anniversary of the Original Issue Date, the Company may require the conversion of all of the then outstanding and unconverted shares of Series 1998-A1 Preferred Stock at the Conversion Ratio (subject to reduction pursuant to Section 5(a)(iii)) by delivering to the Holder of such shares to be converted a notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), provided, that, no such conversion is permitted unless at the time of the delivery of the Company
     Conversion Notice and on the Company Conversion Date (as defined below), (a) the Company shall have complied in all material respects with its obligations under the Registration Rights Agreement, (b) the shares of Common Stock issuable upon such conversion are listed for trading on the Nasdaq Stock Market or any other registered national exchange on which the Common Stock is then listed for trading and (c) the Company is in compliance with all of its obligations under this Certificate of Designation, the Purchase Agreement and the Registration Rights Agreement. Each Company Conversion Notice shall specify the number of shares of Series 1998-A1 Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the day after the Company delivers such Company Conversion Notice by facsimile (the "Company Conversion Date"). If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that the Company Conversion Notice is deemed delivered pursuant to Section 5(i). A Holder Conversion Date and a Company Conversion Date are sometimes referred to herein as the "Conversion Date" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to as a "Conversion Notice." Any conversion pursuant to this Section 5(a)(ii) shall be subject to Section 5(b) with respect to consequences of the Company's failure to deliver shares of Common Stock in respect of a conversion under this Section. If the Company is converting less than all shares of Series 1998-A1 Preferred Stock represented by the certificate or certificates tendered by the Holder in response to a Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such tendering Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted, or the Company shall carry the balance of such remaining shares of Holder's Series 1998-A1 Preferred Stock on the Company's preferred stock ledger without issuing a new certificate at Holder's option. In the absence of receipt by the Company of Holder's election not to receive new certificates, the Company shall deliver such certificate(s) as provided herein.

          (iii)       If  on  the  Conversion  Date  applicable  to   any
     conversion, (A) the Common Stock is then listed for trading on the Nasdaq Stock Market, the American Stock Exchange or the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Series 1998-A1 Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Series 1998-A1 Preferred Stock and in respect of payment of dividends hereunder, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the Company shall issue to any Holder so requesting conversion of Series 1998-A1 Preferred Stock its pro rata portion of the Issuable Maximum in the same ratio that the number of shares of Series 1998-A1 Preferred Stock held by any such Holder bears to all shares of Series 1998-A1 Preferred Stock then outstanding and, with respect to any shares of Common Stock that otherwise would have been issuable to such Holder in respect of the Holder Conversion Notice at issue or in respect of payment of dividends hereunder in excess of the Issuable Maximum, the Holder may require the Company to, as promptly as possible, but in no event later than 75 days after such Conversion Date if the Company has sold Series 1998-A1 Preferred Stock, Series 1998-A2 Preferred Stock and Series 1998-A3 Preferred Stock, either, at the Company's option, (i) convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Shareholder Approval, or (ii) redeem, for an amount, paid in cash, equal to the Stated Value of such shares, plus any accrued but unpaid dividends on such shares, multiplied by 115% all or a portion of the shares of Series 1998-A1 Preferred Stock to which such Holder Conversion Notice applies as would cause the number of shares of Common Stock issuable upon such conversion to exceed the Issuable Maximum. "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Articles of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series 1998-A1 Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).

          (iv) In no event shall a Holder be permitted to convert any shares of Series 1998-A1 Preferred Stock in excess of the number of such shares upon the conversion of which, (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of shares of Series 1998-A1 Preferred Stock) plus (y) the number of shares of Common Stock issuable upon the conversion of such shares of Series 1998-A1
     Preferred Stock, would be equal to or exceed (z) 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Series 1998-A1 Preferred Stock held by such Holder after application of this
     Section 5(a)(iv). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this paragraph 5(a)(iv) applies, the determination of whether shares of Series 1998-A1 Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series 1998-A1 Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of shares of Series 1998-A1 Preferred Stock for conversion shall be deemed to be such Holder's determination of whether such shares of Series 1998-A1 Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series 1998-A1 Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. This paragraph may be amended (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by the Board of Directors of the Company and the Holders of two-thirds (2/3) of the shares of Series 1998-A1 Preferred Stock then outstanding and (ii) for any other reason, with the further consent of the Holders of a majority of the shares of Common Stock then outstanding, to the extent permitted by applicable law and subject to the rights and preferences of any securities ranking senior thereto. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such shares of Series 1998-A1 Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The provisions of this
     Section 5(a)(iv) may be waived by a Holder of Series 1998-A1 Preferred Stock as to itself (and solely as to itself) upon not less than 65 days prior notice to the Company, and the provisions of this
     Section 5(a)(iv) shall continue to apply until such 65th day (or later, if stated in the notice of waiver). The limitations of this
     Section  5(a)(iv)  shall  not apply to any  conversion  pursuant  to
     Section 5(a)(ii).

     (b) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3. l(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series 1998-A1 Preferred Stock (subject to reduction pursuant to Section 5(a)(iii) and Section 5(a)(iv), (ii) one or more certificates representing the number of shares of Series 1998-A1 Preferred Stock not converted, unless the Holder otherwise elects to instead have such ownership indicated on the Company's ledgers, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash) and (iv) if the Company has elected to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement), representing such number of Shares of Common Stock as equals such dividend divided by the Conversion Price on the Conversion Date;

provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series 1998-A1 Preferred Stock until certificates evidencing such shares of Series 1998-A1 Preferred Stock are either delivered for conversion to the Company for the Series 1998-A1
Preferred  Stock  or Common Stock, or the holder of such  Series  1998-A1
Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable holder by the third Trading Day after the Conversion Date, the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series 1998-A1 Preferred Stock tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth Trading Day after the Conversion Date (the "Delivery Date"), the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $2,000 per day for each of the first two days after the Delivery Date and $5,000 per day thereafter until such certificates are delivered. Notwithstanding the foregoing, for the first three occurrences of such a failure to timely deliver such certificates on the Delivery Date, the Company shall not be required to pay liquidated damages for the first five days after the Delivery Date, but shall pay $2,000 per day for each of the first five days after such initial five day period and $5,000 per day thereafter. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the 15th day after the Conversion Date, the Company shall, at the Holder's option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Series 1998-A1
Preferred Stock then held by such Holder, as requested by such Holder, and (ii) pay all accrued but unpaid dividends on account of the Series 1998-A1 Preferred Stock for which the Company shall have failed to issue Common Stock certificates hereunder, in cash. The redemption price shall be equal to the sum of (A) the aggregate of all accrued but unpaid dividends, plus (B) the number of shares of Series 1998-A1 Preferred Stock then held by such Holder multiplied by (1) the average Per Share Market Value for the five Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem shares of Series 1998-A1 Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price under (2) above within seven days after such notice is deemed delivered pursuant to Section 5(i), the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

     (c) (i) The conversion price for each share of Series 1998-A1 Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) 110% of the average Per Share Market Value for the fifteen Trading Days immediately preceding the Original Issue Date (the "Initial Conversion Price") and (b) 100% of the average of the four lowest closing bid prices of the Common Stock on the Nasdaq Stock Market or other registered national exchange on which the Common Stock is then listed or traded, during the twenty Trading Days prior to the date of the applicable Conversion Notice (the "Variable Conversion Price"); provided, however, that, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 30th day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12dl-2 promulgated under the Exchange Act within eight (8) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Shares Registration Statement will not be "reviewed," or not subject to further review, or (c) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original Issue Date, or (d) if such Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within fifteen Trading Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (e) if trading in the Common Stock shall be suspended or if the Common Stock is delisted for any reason for more than three Trading Days in the aggregate, or (f) if the conversion rights of the Holders are suspended for any reason, or
     (g) if the Company breaches in a material respect any covenant or other material term or condition to this Certificate of Designations, the Purchase Agreement (other than a representation or warranty contained therein), the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of thirty days after written notice thereof to the Company, or (h) if the Company elects to convene a shareholders meeting pursuant to Section 5(a)(iii) and fails to convene a meeting of shareholders within the time periods specified in Section 5(a)(iii) or does so convene a meeting of shareholders within such time period but fails to obtain Shareholder Approval at such meeting, or (i) if the Company has breached Section 3(p) of the Registration Rights Agreement (any such failure or breach being referred to as an "Event," and for purposes of clauses
     (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such eight day period is exceeded, or for purposes of clause (d) the date which such fifteen Trading Day-period is exceeded, or for purposes of clause (e) the date on which such three Trading Day period is exceeded, or for clause (g) the date on which such thirty day period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 2% as of the Event Date and shall be decreased an additional 2% as of each monthly anniversary of the Event Date until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured. Commencing the second month anniversary after the Event Date, the Company shall pay to the Holders $40,000 (each holder being entitled to receive such portion of such amount as equals its pro rata portion of the Series 1998-A1 Preferred Stock). Any decrease in the Conversion Price pursuant to this Section shall continue notwithstanding the fact that the Event causing such decrease has been subsequently cured. Additionally, if the Company has failed to file a registration statement as required by the Registration Rights Agreement within 120 days after the date it was required to file such registration statement pursuant to the Registration Rights Agreement or if any registration statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the Commission within 240 days of the date it was required to file such registration statement pursuant to the Registration Rights Agreement or if the Company has let any registration statement required to be filed pursuant to the Registration Rights Agreement lapse for a period of 60 consecutive days, then each Holder shall have the option to require the Company to redeem the balance of such Holder's Series 1998-A1 Preferred Stock, together with all accrued but unpaid dividends, in cash at a redemption price equal to the sum of (A) the aggregate of all accrued but unpaid dividends, plus (B) the number of shares of Series 1998-A1 Preferred Stock then held by such holder multiplied by (l) the average Per Share Market Value for the five Trading Days immediately preceding (x) the date of the redemption request notice or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the redemption date. If the Holder has requested that the Company redeem shares of Series 1998-A1 Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price as calculated above within seven days after such notice is deemed delivered, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

          (ii) If the Company, at any time while any shares of Series 1998-A1 Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (other than with respect to the Series 1998-A2 Preferred Stock or Series 1998-A3 Preferred Stock payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.
     Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (iii) If the Company, at any time while any shares of Series 1998-A1 Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

          (iv) If the Company, at any time while shares of Series 1998-A1 Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Series 1998-A1 Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Initial Conversion Price at which each share of Series 1998-A1 Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing
     (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Series 1998-A1 Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Series 1998-A1 Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

          (vi)  Whenever  the  Conversion Price is adjusted  pursuant  to
     Section 5(c)(ii),(iii) or (iv), the Company shall promptly mail to each holder of Series 1998-A1 Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 65% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series 1998-A1 Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series 1998-A1 Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Series 1998-A1 Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled; provided, however, that if such reclassification, consolidation or merger is approved by the Company's Board of Directors, each Holder shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Series 1998-A1 Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing or the date of the announcement, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange the triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing or the effective date, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right, as the case may be. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(b). The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series 1998-A1 Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (viii)    If:

               A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

               E.   the   Company   shall  authorize  the  voluntary   or
                    involuntary dissolution, liquidation or winding up of the affairs of the Company;

     then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series 1998-A1 Preferred Stock, and shall cause to be mailed to the Holders of Series 1998-A1 Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Series 1998-A1 Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (ix) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined below) or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Series 1998-A1 Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the Conversion Price in effect on the Conversion Date for such Series 1998-A1 Preferred Stock. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

     (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Series 1998-A1 Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Series 1998-A1 Preferred Stock at least 20 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Series 1998-A1 Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series 1998-A1 Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Series 1998-A1 Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

     (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series 1998-A1 Preferred Stock and payment of dividends on Series 1998-A1 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series
1998-A1 Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Series 1998-A1 Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradable.

     (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series 1998-A1 Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (g) The issuance of certificates for shares of Common Stock on conversion of Series 1998-A1 Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

     (h) Shares of Series 1998-A1 Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

     (i) Any and all notices or other communications or deliveries to be provided by the holders of the Series 1998-A1 Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief
Executive Officer and to the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder of Series 1998-A1 Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (Eastern Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6. Redemptions. (a) All outstanding and unconverted shares of Series 1998-A1 Preferred Stock on the third anniversary of the Original Issue Date shall be converted pursuant to Section 5(a)(ii) or redeemed by the Company pursuant to this Section 6(a), from funds legally available therefor at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the third anniversary of the Original Issue Date or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the third anniversary of the Original Issue Date, plus any accrued but unpaid dividends on such shares. Thereafter, all shares of Series 1998-A1 Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock. The entire redemption price shall be paid in cash.

     (b) If any portion of the applicable redemption price under Section 6(a) shall not be paid by the Company within seven calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than 7 calendar days after the date due, the holder of the Series 1998-A1 Preferred Stock subject to such redemption may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Series 1998-A1 Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of holder's notice of such election, return to the holder all of the Unpaid Redemption Shares.

     Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Common Stock" means the Company's common stock, $.10 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and of which the denominator is the Conversion Price at such time.

     "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Series 1998-A1 Preferred Stock.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "Original Issue Date" shall mean the date of the first issuance of any shares of the Series 1998-A1 Preferred Stock regardless of the number of transfers of any particular shares of Series 1998-A1 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series 1998-A1 Preferred Stock.

     "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq Stock Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Series 1998-A1 Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

     "Person"   means  a  corporation,  an  association,  a  partnership,
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Purchase Agreement" means the Convertible Series 1998-A1 Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original holders of the Series 1998-A1 Preferred Stock.

     "Registration  Rights  Agreement"  means  the  Registration   Rights
Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

     "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq Stock Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible and the shares or Common Stock issuable upon payment of dividends thereon, in accordance with the terms hereof and the Purchase Agreement.

     Section 8. Notices. Except as otherwise provided in the event of con version of shares of Series 1998-A1 Preferred Stock, all notices or other communications required hereunder shall be in writing and shall be sent either (a) by courier, or (b) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

          To the Company:uniView Technologies Corporation
                         10911 Petal Street
                         Dallas, Texas  75238
                         Attn:  Patrick A. Custer
                         Phone:  (214) 503-8880
                         Fax:  (214) 503-8523

          To the Holders:________________________________
                         ________________________________
                         Attn: __________________________
                         Phone: _________________________
                         Fax: ___________________________
or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.

                                EXHIBIT A
                          NOTICE OF CONVERSION
                        AT THE ELECTION OF HOLDER

(To    be   Executed   by   the
Registered Holder in  order  to
Convert shares of Series  1998-
A1 Preferred Stock)

     The undersigned hereby elects to convert the number of shares of Series 1998-A1 Convertible Preferred Stock indicated below, into shares of common stock, par value $.10 per share (the "Common Stock"), of uniView Technologies Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                           _____________________________________
                           Date to Effect Conversion
                           _____________________________________
                           Number  of  shares of  Series  1998-A1
                           Preferred Stock to be Converted
                           _____________________________________
                           Number  of shares of Common  Stock  to
                           be Issued
                           _____________________________________
                           Applicable Conversion Price
                           _____________________________________
                           Signature
                           _____________________________________
                           Name
                           _____________________________________
                           Address

                                EXHIBIT B

                         NOTICE OF CONVERSION AT
                       THE ELECTION OF THE COMPANY

     The undersigned in the name and on behalf of uniView Technologies Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert [____] shares of its 5% Series 1998-A1 Convertible Preferred Stock (the "Series 1998-A1 Preferred Stock") held by the Holder into shares of common stock, par value $.10 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.

Conversion calculations:
                           _____________________________________
                           Date to Effect Conversion
                           _____________________________________
                           Number  of  shares of  Series  1998-A1
                           Preferred Stock to be Converted
                           _____________________________________
                           Number  of shares of Common  Stock  to
                           be Issued
                           _____________________________________
                           Applicable Conversion Price
                           _____________________________________
                           Name of Holder
                           _____________________________________
                           Address of Holder